UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐ Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
Hagerty, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Dear Hagerty Stockholders, We are pleased to invite you to attend the first Annual Meeting of Stockholders of Hagerty, Inc. to be held on Monday, June 6, 2022, at 2 p.m. EST. The annual meeting will be conducted virtually via live webcast. To participate in this year's annual meeting of stockholders you can attend online and vote your shares electronically. Details regarding how to attend the meeting online, the business to be conducted at the meeting, and how to vote at the meeting are more fully described in the accompanying Notice of the 2022 Virtual Annual Meeting of Stockholders and 2022 Proxy Statement. On or about Wednesday, April 27, 2022, we will mail a notice or proxy card to all stockholders entitled to vote at the annual meeting containing instructions on how to access our proxy materials and vote. All of our proxy materials will be available electronically. Stockholders who prefer a paper copy of the proxy materials may request this on or before May 23, 2022, by following the instructions provided in the notice we will send. Your vote is important. Whether or not you plan to attend the annual meeting, we urge you to vote. You may vote by proxy over the internet, by telephone, or by mail following instructions on your notice or proxy card. Voting by proxy will ensure your representation at the annual meeting regardless of whether you attend. Onward and upward! McKeel Hagerty CEO, Hagerty

Notice of the 2022 Virtual Annual Meeting of Stockholders Date Time Place June 6, 2022 2:00 PM EST Via Live Webcast The 2022 Virtual Annual Meeting of Stockholders (the "Annual Meeting") of Hagerty, Inc. ("we," "our," "us," “Hagerty,” or the “Company”) will be held on Monday, June 6, 2022 at 2:00 p.m. (EST) and will be conducted virtually via live webcast. To participate at this year’s Annual Meeting go to www.virtualshareholdermeeting.com/HGTY2022. You will be asked to provide your 16 digit control number found on your notice or proxy card. You will be able to listen to the Annual Meeting live and vote online. We are holding the Annual Meeting for the following purposes, as more fully described in the accompanying proxy statement: 01 to elect nine nominees identified in the accompanying proxy statement to serve as directors, as recommended by the Nominating and Governance Committee of the Board of Directors of Hagerty; 02 to ratify the appointment of Deloitte & Touche LLP as Hagerty’s independent registered public accounting firm for the year ending December 31, 2022; and 03 to transact other business as may properly come before the meeting or any adjournment of the meeting. Our Board of Directors has set April 7, 2022, as our record date for this year’s Annual Meeting. Only stockholders that owned our Class A common stock or Class V common stock at the close of business on that day are entitled to notice of our Annual Meeting and may vote at it or any adjournment of the meeting. On or about April 27, 2022, we expect to mail to our stockholders either a notice of internet availability of proxy materials (the "Notice") or, if you elected to receive them by mail, a proxy card with a printed copy of our proxy materials (the "Proxy Card"). The Notice provides instructions on how to vote and get our proxy materials electronically or have the proxy materials mailed to you. The Proxy Card provides instructions on how to vote by telephone, by mail, or by the internet either before or during the Annual Meeting. The proxy statement and our 2021 annual report can be accessed directly on our investor relations website at investor.hagerty.com, or at www.ProxyVote.com, where you will need your 16 digit control number found on your Notice or Proxy Card to access the materials. By Order of the Board of Directors, Barbara Matthews Senior Vice President, General Counsel, and Corporate Secretary

Table of Contents Commonly Asked Questions and Answers About the Annual Meeting 1 Board of Directors and Corporate Governance Overview 7 Board Leadership Structure 9 Board Committees 10 PROPOSAL ONE — Election of Directors 17 Director Nominees 19 Executive Officers 23 Executive Officer and Director Compensation 27 Certain Relationships and Related Person Transactions 33 Security Ownership of Certain Beneficial Owners and Management 38 PROPOSAL TWO — Ratification of Appointment of Independent Registered Public Accounting Firm 42 Audit Committee Report 44 Environmental, Social, and Governance 45 Additional Information 47

2022 Proxy Statement for the Virtual Annual Meeting of Stockholders Q&A Commonly Asked Questions and Answers About the Annual Meeting Why did I receive these materials? The Board of Directors of Hagerty, Inc. (the “Board”) is soliciting your proxy to vote at our 2022 Annual Meeting of Stockholders (or at any postponement or adjournment of the meeting). Stockholders who own shares of our common stock (Class A or Class V) as of the record date, April 7, 2022 (the "Record Date") are entitled to vote at the Annual Meeting. You should review this proxy statement (the "Proxy Statement") carefully as it gives important information about the items that will be voted on at the Annual Meeting, as well as other important information about Hagerty. What will I be voting on? You will be voting on the following matters: 1. to elect nine directors to serve on the Board until the 2023 Annual Meeting of Stockholders and until their successors are duly elected and qualified; 2. to ratify the appointment of Deloitte & Touche LLP ("Deloitte") as Hagerty’s independent registered public accounting firm for the year ending December 31, 2022; and 3. to transact other business as may properly come before the meeting or any adjournment of the meeting. TABLE OF CONTENTS 2022 Proxy Statement 1

Who will be entitled to vote? Stockholders who own shares of our common stock as of the Record Date, April 7, 2022, are entitled to vote at the Annual Meeting. As of the Record Date, we had approximately 82,452,214 shares of Class A common stock and 251,033,906 shares of Class V common stock issued and outstanding. Holders of shares of our Class A common stock are entitled to one vote per share of Class A common stock. Holders of shares of our Class V common stock are entitled to ten votes per share of Class V common stock. Because of the 10-to-1 voting ratio between our Class V and Class A common stock, the holders of our Class V common stock collectively control a majority of the combined voting power of common stock and therefore will be able to control all matters submitted to our stockholders until the earlier of (i) December 2, 2037, or (ii) the date on which such shares of Class V common stock are transferred other than pursuant to a Qualified Transfer (as defined in the Company’s Second Amended and Restated Certificate of Incorporation (the "Charter")). Transfers by holders of Class V common stock will generally result in those shares losing their super voting rights, subject to limited exceptions, such as certain transfers effected for estate planning or charitable purposes. All holders of our Class A common stock and Class V common stock will vote together as a single class except as otherwise required by applicable law. Cumulative voting is not permitted with respect to the election of directors or any other matter to be considered at the Annual Meeting. How does the Board recommend I vote on these matters? The Board recommends you vote for the following: 1. FOR the election of McKeel Hagerty, Michael Angelina, F. Michael Crowley, Laurie Harris, Robert Kauffman, Sabrina Kay, Mika Salmi, William Swanson, and Michael Tipsord to each serve one-year terms as directors; and 2. FOR the ratification of the appointment of Deloitte as our independent registered public accounting firm for the year ending December 31, 2022. Can I access the proxy materials electronically? Yes. Your Notice or Proxy Card will contain instructions on how to view our proxy materials for the Annual Meeting online and how to instruct us to send our future proxy materials to you electronically by email. Our proxy materials, including this Proxy Statement, are also available at www.ProxyVote.com, where you will need your 16 digit control number, provided in your Notice or Proxy Card. Proxy materials will be available during the voting period starting on April 27, 2022. Instead of receiving future copies of our proxy statements and annual reports by mail, stockholders of record and most beneficial owners can elect to receive an email that will provide an electronic link to these documents. Your election to receive future proxy materials by email will remain in effect until you revoke it. Please note that only one Notice will be sent to stockholders who are listed at the same address. QUESTIONS AND ANSWERS TABLE OF CONTENTS 2 2022 Proxy Statement

How do I cast my vote? Registered Stockholders. If you hold shares in your own name, you are a registered stockholder and there are four ways to vote: 1. by internet at www.ProxyVote.com, 24 hours a day, seven days a week (have your Proxy Card or Notice in hand when you visit the website and follow the instructions to obtain your records and to create an electronic voting instruction form) prior to 11:59 p.m. EST on June 5, 2022; 2. by toll-free telephone at 1-800-690-6903 (have your Proxy Card or Notice in hand when you call); 3. by completing and mailing your Proxy Card (if you received printed proxy materials); or 4. by attending the Annual Meeting virtually and voting during the meeting. To be admitted to the Annual Meeting and vote your shares go to www.virtualshareholdermeeting.com/HGTY2022, have the information that is printed in the box marked by the arrow available and follow the instructions to provide your control number as described in the Notice or Proxy Card. Even if you plan to attend the Annual Meeting, we recommend that you also vote by proxy so that your vote will be counted if you decide not to attend the Annual Meeting. Beneficial Stockholders. If you hold your shares through a broker, trustee, or other nominee, you are a beneficial stockholder. If you are a beneficial stockholder, you will receive voting instructions from your broker, bank, or other nominee. You must follow the voting instructions provided by your broker, bank, or other nominee in order to instruct them on how to vote your shares. Beneficial stockholders should generally be able to vote by returning the voting instruction card to their broker, bank, or other nominee, or by telephone or via internet. However, the availability of telephone or internet voting will depend on the voting process of your broker, bank, or other nominee. Who can attend the annual meeting? All common stockholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting. TABLE OF CONTENTS QUESTIONS AND ANSWERS 2022 Proxy Statement 3

How may I change or revoke my proxy? Registered Stockholders. If you are a stockholder of record, you can change your vote or revoke your proxy any time before or at the Annual Meeting by: 1. entering a new vote by internet or by telephone (until the applicable deadline for each method as set forth above); 2. returning a later-dated Proxy Card (which automatically revokes the earlier Proxy Card); 3. notifying our Corporate Secretary, in writing, at Hagerty, Inc., Attn: Corporate Secretary/Change Proxy Vote, 121 Drivers Edge, Traverse City, MI 49684; or 4. attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy) at www.virtualshareholdermeeting.com/HGTY2022. Beneficial Stockholders. If you are a beneficial stockholder, your broker, bank, or other nominee can provide you with instructions on how to change your vote. What are the voting requirements to approve each of the items, and how are the votes counted? PROPOSAL ONE - ELECTION OF DIRECTORS. A majority of the votes cast by the shares of common stock present in person or represented by proxy at the meeting and entitled to vote thereon is required to elect each nominee. To be elected, the number of shares voted "FOR" a director must exceed the number of shares voted "AGAINST" that director. Abstentions and broker non- votes will not impact the election of the nominees. PROPOSAL TWO - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. The affirmative vote of a majority of the votes cast by the shares of common stock present in person or represented by proxy at the meeting and entitled to vote thereon is required to ratify the selection of Deloitte as our independent registered public accounting firm. Abstentions will be counted as present and entitled to vote on the proposal and will therefore have the effect of a negative vote. Brokers generally have discretionary authority to vote on the ratification of our independent registered public accounting firm, thus broker non-votes are not expected to result from the vote on Proposal TWO. When will the results of the vote be announced? The preliminary voting results will be announced at the Annual Meeting. The final voting results will be published in a current report on Form 8-K filed with the SEC within four business days of the Annual Meeting. QUESTIONS AND ANSWERS TABLE OF CONTENTS 4 2022 Proxy Statement

What is the deadline for submitting a stockholder director nomination or stockholder proposal for the 2023 Annual Meeting? Stockholder Director Nominations Stockholders wishing to make a director nomination or bring a proposal, but not include it in our proxy materials next year, must provide written notice of their nomination or proposal to the General Counsel and Corporate Secretary at our principal executive offices at 121 Drivers Edge, Traverse City, MI 49864, Attn: Stockholder Proposal. This must be done no later than the close of business 90 days prior to the one year anniversary of the Annual Meeting date, which is March 8, 2023, and not earlier than the close of business 120 days prior to the one year anniversary of the Annual Meeting date, which is February 6, 2023, assuming we do not change the date of the 2023 annual meeting of stockholders by more than 30 days before or after the one year anniversary of the Annual Meeting. If so, we will release an updated time frame for stockholder director nominations or proposals. Any stockholder proposal or director nomination must comply with our Amended and Restated Bylaws (the "Bylaws"). The Nominating and Governance Committee will apply the same criteria to the evaluation of those candidates as it applies to other director candidates. To comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees, other than the Company’s nominees, must provide notice that sets forth the information required by Rule 14a-19 under the Securities and Exchange Act of 1934 ("Exchange Act") no later than the close of business 60 days prior to the one year anniversary of the Annual Meeting date, which is April 7, 2023. Stockholder Proposals We anticipate that the 2023 annual meeting of stockholders will be held no later than July 6, 2023. For any stockholder proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2023 annual meeting of stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act and our Bylaws. Assuming we do not change the date of the 2023 annual meeting of stockholders by more than 30 days before or after the one year anniversary of the 2022 Annual Meeting, stockholders must provide written notice of their proposal to the General Counsel and Corporate Secretary at our principal executive offices 121 Drivers Edge, Traverse City, MI 49864, Attn: Stockholder Proposal, no later than the close of business 120 days from the one year anniversary of this Proxy Statement date, which is December 28, 2022. The Chairman of the Board may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures. 2022 Proxy Statement 5

Board of Directors and Corporate Governance Overview Our business and affairs are organized under the direction of our Board, in accordance with the terms of our Charter, Bylaws, and the Investor Rights Agreement (as defined herein). The Board is composed of nine directors, and Michael Angelina serves as the Chairman of the Board (the "Chairman" or "Chair"). The Board is the ultimate decision-making authority within the Company, except with respect to those matters that are reserved for our stockholders, such as the election of directors. The primary responsibilities of our Board are to provide oversight, strategic guidance, counseling, and direction to our management team. Our Board meets on a regular basis throughout the year and additionally as required. We believe that in order for our Board to effectively guide us to long-term sustainable, dependable performance, it should be composed of individuals with sophistication and experience in the many disciplines that impact our business. To best serve our stockholders, we seek to have a board of directors that, as a whole, is competent in key corporate disciplines, including accounting and financial acumen, business judgment, crisis management, governance, leadership, people management, risk management, social responsibility and reputational issues, and strategy and strategic planning. Additionally, we want our Board to have specific knowledge related to our industry, such as expertise in automotive insurance, membership organizations, and eCommerce. The Nominating and Governance Committee believes that all of our directors must, at a minimum, meet the criteria set forth in the Hagerty Code of Conduct (the "Code of Conduct") and the Board’s Corporate Governance Guidelines (the "Governance Guidelines"), which specify that the Nominating and Governance Committee will consider criteria such as independence, diversity, general understanding of various business disciplines (e.g., marketing, finance, etc.), our business environment, educational and professional background, analytical ability, independence, diversity of experience, viewpoints and backgrounds, willingness to devote adequate time to board duties, and ability to act in and represent the balanced best interests of Hagerty and our stockholders as a whole, rather than special constituencies. Our Charter provides that our Board shall not have fewer than seven directors nor more than eleven, and the authorized number of directors may be changed only by resolution of the Board in accordance with our Bylaws. Our Board has set the number of directors currently at nine. Directors may be elected at annual or special meetings of the stockholders. Directors are elected to serve for one year terms or until the earlier of their death, resignation, or removal. Subject to the rights of any party to the Investor Rights Agreement, a director may be removed from office prior to a Control Trigger Event (as defined in the Charter) for any reason by the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class; and after a Control Trigger Event, by our stockholders only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of our capital stock entitled to vote generally in the election of directors, also voting together as a single class. TABLE OF CONTENTS 2022 Proxy Statement 7

Hagerty's Board of Directors The following table sets forth certain information about each member of our Board as of April 7, 2022: Name Age Position(s) Michael (Mike) Angelina 55 Chairman of the Board F. Michael (Mike) Crowley 70 Director McKeel Hagerty 54 Director Laurie Harris 63 Director Robert (Rob) Kauffman 58 Director Sabrina Kay 59 Director Mika Salmi 56 Director William (Bill) Swanson 73 Director Michael Tipsord 62 Director Board Member Diversity Tenure Diversity Age Diversity Gender Diversity Independence n 7+ Years n 2–3 Years n <1 Year n Age 70+ n Age 60–69 n Age 50–59 n Female n Male n Independent n Non-Independent CORPORATE GOVERNANCE OVERVIEW TABLE OF CONTENTS 8 2022 Proxy Statement

Board Leadership Structure The following describes our Board's leadership structure, the roles of various positions, and related key governance practices. Our Board conducts an annual assessment of our leadership structure pursuant to our Governance Guidelines. Our Board has concluded that its current leadership structure is appropriate at this time. We believe the mix of experienced independent and management directors that make up our Board, along with the independent role of our Chairman and our board-committee composition, benefits us and our stockholders. Chairperson / Lead Director The Board does not have a policy requiring the separation of the offices of the Chair and our chief executive officer. The Board believes that this issue is part of the succession planning process and that it is in our best interests for the Board to make a determination regarding this issue any time it elects a new chief executive officer and thereafter as deemed appropriate. Unless the Chair is the chief executive officer, the Chair will not be a member of our management team and will not be involved in the ordinary course operations of the business of the Company. If the Chair is an independent director, then the Chair shall also be designated the “Lead Director.” When the Chair is not independent, the Lead Director is elected by a majority of the independent directors of the Board for renewable one year terms and until such earlier time as she or he ceases to be a director, resigns as Lead Director, or is replaced as Lead Director by a majority of the independent directors. Mike Angelina, an independent director, chair of our Nominating and Governance Committee, and member of our Audit Committee, is currently our Chair and designed as our Lead Director. Director Independence Our Board has determined that each director, except McKeel Hagerty, is an “independent director” as defined under the New York Stock Exchange ("NYSE") Listed Company Manual (the “NYSE Listing Rules”) and applicable SEC rules relating to director independence. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our Board considered all relevant facts and circumstances known to it in evaluating the independence of our directors, including their current and historical employment, any compensation we have paid to them, any transactions we have had with them, their beneficial ownership of our capital stock, their ability to exert control over us, all other material relationships they have had with us, and the same facts with respect to their immediate families. Controlled Company Exemption For purposes of the NYSE Listing Rules, we are a “controlled company.” Controlled companies under these rules are companies of which more than 50% of the voting power for the election of directors is held by an individual, a group, or another company. Hagerty Holding Corp. (“HHC”) is the beneficial owner of more than 50% of the combined voting control of our outstanding capital stock, assuming no redemptions from trust. As a result, HHC has the power to elect a majority of our directors. Accordingly, we are eligible to take advantage of certain exemptions from the NYSE Listing Rules that otherwise require us to have: (i) a board composed of a majority of “independent directors,” as defined under the NYSE Listing Rules (303A.01); (ii) a nominating/corporate governance committee composed entirely of independent directors; (iii) a compensation committee composed entirely of independent directors; and (iv) an annual performance evaluation of the nominating/corporate governance and compensation committees. We currently only take advantage of the exemption to the rule requiring us to have a nominating/corporate governance committee composed entirely of independent directors as our Nominating and Governance Committee is made up of three independent directors and one management director. In the event we choose to rely on additional exemptions in the future, you would not have the same protections afforded to stockholders of companies that are subject to all of the applicable NYSE Listing Rules. TABLE OF CONTENTS CORPORATE GOVERNANCE OVERVIEW 2022 Proxy Statement 9

Committees of Hagerty’s Board of Directors Our standing Board committees, which are each governed by and operate according to our Bylaws and the respective committee charters, comply with all applicable requirements of the current NYSE Listing Rules and all requirements under Exchange Act Rules 10A-3 and 10C-1(b) (together, "SEC Board Rules"). The Board may establish other committees as it deems necessary or appropriate from time to time. Audit Committee Members: Laurie Harris (Chair), Bill Swanson, Mike Angelina, and Rob Kauffman Responsibilities The Audit Committee operates under a written charter that satisfies the applicable NYSE Listing Rules and is available on our investor relations website at investor.hagerty.com/leadership-governance/governance-documents. The primary purpose of the Audit Committee is oversight and to discharge the responsibilities of the Board with respect to corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee our independent registered public accounting firm. Specific responsibilities of Audit Committee include: • helping the Board oversee our corporate accounting and financial reporting processes; • managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements; • discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results; • overseeing the procedures for employees to submit concerns anonymously about questionable accounting or audit matters; • obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes our internal quality control procedures, any material issues with such procedures and any steps taken to deal with such issues when required by applicable law; and • approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm. Independence Each member of the Audit Committee satisfies the independence requirements of the NYSE Listing Rules and SEC Board Rules. Financial Expertise Each member of the Audit Committee is able to read and understand fundamental financial statements in accordance with NYSE audit committee requirements. Each member of the Audit Committee is designated as an “audit committee financial expert” within the meaning of Regulation S-K Item 407(d)(5). CORPORATE GOVERNANCE OVERVIEW TABLE OF CONTENTS 10 2022 Proxy Statement

Compensation Committee Members: Mike Crowley (Chair), Mika Salmi, and Sabrina Kay Responsibilities The Compensation Committee operates under a written charter that satisfies the applicable NYSE Listing Rules and is available on our investor relations website at investor.hagerty.com/leadership-governance/governance-documents. The primary purpose of the Compensation Committee is to discharge the responsibilities of our Board in overseeing compensation policies, plans and programs, and to review and determine the compensation to be paid to executive officers and other senior management, as appropriate. Specific responsibilities of the Compensation Committee include: • reviewing and recommending to the Board the compensation of our chief executive officer and other executive officers; • administering our equity incentive plans and other benefit programs; • reviewing, adopting, amending, and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management; and • reviewing and establishing general policies relating to compensation and benefits of our employees, including our overall compensation philosophy. Independence Each member of the Compensation Committee is an independent director and therefore the committee satisfies NYSE Listing Rules and SEC Board Rules governing the composition of compensation committees. TABLE OF CONTENTS CORPORATE GOVERNANCE OVERVIEW 2022 Proxy Statement 11

Nominating and Governance Committee Members: Mike Angelina (Chair), McKeel Hagerty, Sabrina Kay, and Bill Swanson Controlled Company We utilize an exemption under the NYSE Listing Rules, available to a “controlled company” pursuant to NYSE Rule 303A.00. We qualify as a controlled company because more than 50% of the voting power for the election of our directors is held by a group. Pursuant to the exemptions granted by this controlled company status, we have appointed a Nominating and Governance Committee made up of both independent and non-independent directors. Responsibilities The Nominating and Governance Committee operates under a written charter that satisfies the applicable NYSE Listing Rules and is available on our investor relations website at investor.hagerty.com/leadership-governance/ governance-documents. Specific responsibilities of the Nominating and Governance Committee include: • identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on our Board; • considering and making recommendations to our Board regarding the composition and chairmanship of Board committees; • developing and making recommendations to our Board regarding Governance Guidelines and matters; • overseeing our environmental, social, and governance goals, efforts, progress, and disclosures; • reviewing and approving related person transactions; and • overseeing periodic evaluations of the Board's performance, including Board committees. CORPORATE GOVERNANCE OVERVIEW TABLE OF CONTENTS 12 2022 Proxy Statement

Board Meetings Directors on our Board are expected to attend the annual meeting of stockholders and all or substantially all of the Board meetings and meetings of committees on which they serve. Further, directors are expected to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. During the year ended December 31, 2021 and following the Business Combination (defined below) on December 2, 2021, our Board held one meeting, our Audit Committee held one meeting, our Nominating and Governance Committee held one meeting, and our Compensation Committee held one meeting. All of the meetings of the Board in 2021 were attended by 100% of the directors. Each director attended 100% of the meetings held by the committees of the Board on which the director served. Business Combination On December 2, 2021, we completed a significant step in our growth process when we became a public company. On that date, The Hagerty Group, LLC ("The Hagerty Group"), now a subsidiary of Hagerty, Inc., completed a business combination (the "Business Combination") pursuant to the Business Combination Agreement, dated August 17, 2021, with Aldel Financial Inc. ("Aldel") and a subsidiary of Aldel, Aldel Merger Sub LLC ("Merger Sub"). Pursuant to the terms of the Business Combination Agreement (i) Merger Sub was merged with and into The Hagerty Group, whereupon the separate limited liability company existence of Merger Sub ceased to exist and The Hagerty Group became the surviving company and continues to exist as a Delaware limited liability company, (ii) the existing limited liability company agreement of The Hagerty Group was amended and restated to, among other things, make Aldel a member of The Hagerty Group, and (iii) Aldel changed its name from Aldel Financial Inc. to Hagerty, Inc., thereby making The Hagerty Group a subsidiary of Hagerty, Inc. Prior to the Business Combination, during the year ended December 31, 2021, the board of directors of Aldel held 5 meetings and the audit committee of the board of directors of Aldel held 3 meetings. Each director attended 100% of the meetings held by the board of directors of Aldel. Each director on the audit committee attended 100% of the meetings held by the audit committee of the board of directors of Aldel. Risk Oversight The Board, as a whole and through the Audit Committee, oversees our risk management program, which is designed to identify, evaluate, and respond to our high priority risks and opportunities. The risk management program facilitates constructive dialog at the senior management and board level to proactively realize opportunities and manage risks. Our Audit Committee is primarily responsible for overseeing our risk management processes on behalf of the Board. Our management, including our executive officers, is primarily responsible for managing the risks associated with the operation and business of our Company and provides regular updates to the Audit Committee and the Board on identified high priority risks and opportunities within the risk management program. Specifically, we have an active cybersecurity risk management and incident response program led by an experienced Chief Information Security Officer that is overseen by the Audit Committee. Management reports to the Audit Committee on cybersecurity risks quarterly and keeps the Audit Committee informed of active cybersecurity risks through the General Counsel. TABLE OF CONTENTS CORPORATE GOVERNANCE OVERVIEW 2022 Proxy Statement 13

Additional Board and Corporate Governance Information Director Nominees When filling a vacancy on our Board, the Nominating and Governance Committee identifies the desired skills and experience of a new director nominee and nominates individuals who it believes can strengthen the Board’s capabilities and further diversify the collective experience represented by the then-current directors. The Nominating and Governance Committee may engage third parties to assist in the search and provide recommendations. Also, directors are generally asked to recommend candidates for the position. The candidates would be evaluated based on the process outlined in the Governance Guidelines and the Nominating and Governance Committee charter, and the same process would be used for all candidates, including candidates recommended by stockholders (for further information about stockholder director nominations please see Commonly Asked Questions and Answers—What is the deadline for submitting a stockholder director nomination for the 2023 annual meeting?). Family Relationships There are no family relationships among any of the directors and our executive officers. Self-Evaluation Our Nominating and Governance Committee conducts an annual performance evaluation to determine whether our Board, its committees, and our directors are functioning effectively. This includes survey materials as well as conversations between each director and the Lead Director. The evaluation focuses on the Board’s and the committees’ contributions to Hagerty and has an enhanced focus on areas in which the Board or management believes that the Board could improve. As part of the annual Board self-evaluation, our Board evaluates whether its current leadership structure continues to be appropriate for us and our stockholders. Our Governance Guidelines provide the flexibility for our Board to modify its leadership structure in the future as appropriate. Delinquent Section 16(a) Reports Section 16(a) of the Exchange Act requires our directors, executive officers, and greater-than-ten-percent stockholders to file initial reports of ownership and reports of changes in ownership of any of our securities with the SEC and us. Other than the following instances, we believe that during the 2021 fiscal year all of our directors, executive officers, and greater-than-ten- percent stockholders complied with the requirements of Section 16(a): on December 14, 2021, Forms 3 for Kelly Smith and John Butcher reflecting no ownership of our securities were filed one day following the deadline to file such Forms 3; on December 14, 2021, a Form 3 for HHC reflecting initial ownership of our securities was filed one day following the deadline to file such Form 3; on January 14, 2022, a Form 3 for Michael Tipsord reflecting no ownership of our securities was filed after the deadline to file such Form 3. Anti-Hedging and Anti-Pledging Policy We have adopted an insider trading policy that includes restrictions and limitations on the ability of our directors, officers, and certain other employees to engage in transactions involving the hedging and pledging of our Class A Common Stock. Under the policy, hedging or monetization transactions are prohibited. These transactions include zero-cost collars and forward-sale contracts, which allow an individual to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. Accordingly, these types of transactions allow individuals to continue to own our Class A Common Stock without the full risks and rewards of ownership. In addition, the policy addresses the practice of pledging our Class A Common Stock as collateral for a loan, in which event the securities may be sold in foreclosure if the borrower defaults on the loan. Because a foreclosure sale may occur at a time when the pledgor is aware of material nonpublic information or otherwise is not permitted to trade in Hagerty securities, our directors, officers, and certain other employees are prohibited from pledging our securities as collateral for a loan without written approval from our Board and the General Counsel. CORPORATE GOVERNANCE OVERVIEW TABLE OF CONTENTS 14 2022 Proxy Statement

Code of Conduct and Corporate Governance Guidelines We have adopted a Code of Conduct that applies to all of our employees, officers, and directors, including those officers responsible for financial reporting, as well as Governance Guidelines that applies to our Board. Our Code of Conduct and Governance Guidelines are available on our website at investor.hagerty.com/leadership-governance/governance-documents. We intend to disclose any amendments to the code and guidelines or waivers of their requirements on our website. Communications by Stockholders and Other Interested Parties with the Board of Directors Stockholders and other interested parties may contact an individual director, the Lead Director, the Board as a group, or a specified board committee or group, including the non-management directors as a group, by sending regular mail to: Hagerty, Inc. 121 Drivers Edge Traverse City, MI 49684 ATTN: Board of Directors or by email at investor@hagerty.com, SUBJ: Board of Directors Each communication should specify which director or directors the communication is addressed to, whether the sender is a stockholder or an interested party, as well as the general topic of the communication. We will receive the communications and process them before forwarding them to the addressee. We may also refer communications to other departments within Hagerty. We generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests general information regarding Hagerty. TABLE OF CONTENTS CORPORATE GOVERNANCE OVERVIEW 2022 Proxy Statement 15

Proposal One  Election of Directors There are currently nine directors serving on our Board. The Board recommends that the nine individuals presented, all of whom are current directors, be elected to serve on the Board for a one year term until the 2023 annual meeting of stockholders. With the exception of McKeel Hagerty, all nominees have been determined by the Board to meet the independence standards of the NYSE Listing Rules and applicable SEC rules relating to director independence (see the discussion of Director Independence in the "Board of Directors and Corporate Governance" section of this Proxy Statement for more information). Each of the individuals listed below has consented to being named as a nominee in this Proxy Statement and has indicated a willingness to serve if elected. However, if any nominee becomes unable to serve before the election, the shares represented by proxies may be voted for a substitute designated by the Board, unless a contrary instruction is indicated in the Proxy Card. The nominees to serve on the Board are: McKeel Hagerty, Mike Angelina, Mike Crowley, Laurie Harris, Rob Kauffman, Sabrina Kay, Mika Salmi, Bill Swanson, and Michael Tipsord. Our Board Unanimously Recommends That You Vote “FOR” the Election of Each of the Director Nominees. 89% 8 of our 9 Directors are Independent Biographical information regarding each nominee is set forth below. Unless authority is withheld or the shares are subject to a broker non-vote, the proxies solicited by the Board will be voted “FOR” the election of these nominees. In case any of the nominees becomes unavailable for election to the Board, an event that is not anticipated, the persons named as proxies, or their substitutes, will have full discretion and authority to vote or refrain from voting for any other candidate in accordance with their judgment. In accordance with the Bylaws, election of directors shall be by vote of the majority of the votes cast (meaning the number of shares voted “FOR” a nominee must exceed the number of shares voted “AGAINST” such nominee) with “abstentions” and “broker non-votes” not counted as a vote cast either “FOR” or “AGAINST” that nominee’s election at any meeting for the election of directors at which a quorum is present until HHC ceases to own at least 50% of the voting power of the Company, after which directors will be elected by a plurality of the votes cast at any meeting for the election of directors at which a quorum is present. TABLE OF CONTENTS 2022 Proxy Statement 17

Vote Required for Approval Election of each director will require the affirmative vote by a majority of the shares of the common stock present by virtual attendance or represented by proxy and entitled to vote at the Annual Meeting. Recommendation OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” EACH OF THE NOMINEES IN THE ELECTION OF DIRECTORS PROPOSAL. PROPOSAL ONE TABLE OF CONTENTS 18 2022 Proxy Statement

Director Nominees The following biographical information is provided for each member of our Board: Michael Angelina Chairman of the Board, member of our Board since 2015 Michael (Mike) Angelina has served as the Chairman of our Board since Hagerty became a publicly traded company in December 2021, and a member of our Board since March 2015. Mike also currently serves as the chairman of the board of directors of our subsidiary Hagerty Reinsurance, Ltd. ("Hagerty Re"). From 2005 until his retirement in 2012, he served as the Chief Risk Officer & Chief Actuary of Endurance Specialty Holdings, Limited, a Bermuda based insurer and reinsurer. From 1988 to 1999 and from 2000 to 2005, he served in varying roles of ascending responsibility at Tillinghast – Towers Perrin, Inc. (“Tillinghast”), a professional services firm. Mike served as the Vice President and Actuary for Reliance Reinsurance Corporation from 1999 to 2000, subsequently returning to Tillinghast in 2000. Mike serves on the board of directors and as the chairman of the audit committee of RLI Corp., a public specialty insurance company. He earned a Bachelor of Science degree in Mathematics from Drexel University. We believe Mr. Angelina's executive and board leadership experience with various specialty insurers and reinsurers and deep understanding of Hagerty and its business make him well qualified to serve as Chairman of our Board. McKeel Hagerty Chief Executive Officer of Hagerty and member of our Board since 2009 McKeel Hagerty has served as a member of the Board since we became a publicly traded company in December 2021. Prior to this he served on our Board from October 2009 to 2021. In addition to his role as a director, McKeel is also our Chief Executive Officer ("CEO") and the driving force behind Hagerty since 2000. McKeel has been with Hagerty in various roles since 1987. From 2017 to 2021, he served as a general partner of Grand Ventures, a venture capital firm. From 2016 to 2017, he was elected by fellow chief executives to serve as the international board chair for YPO, the global leadership organization with 30,000 chief executives in more than 142 countries. McKeel earned Bachelor's degrees in English and Philosophy from Pepperdine University and a Master’s degree in Theology from Saint Vladimir’s Orthodox Seminary. We believe Mr. Hagerty is well qualified to serve as a member of our Board because of his knowledge of our business and strategy, leadership role at Hagerty, as well as his experience in the classic and enthusiast vehicle industry. TABLE OF CONTENTS 2022 Proxy Statement 19

F. Michael Crowley Director, member of our Board since 2019 F. Michael (Mike) Crowley has served as a member of our Board since Hagerty became a publicly traded company in December 2021. Prior to this he served on our Board from June 2019 to 2021. He is an Executive Consultant to Markel Corporation ("Markel"), a public insurance company. Mike joined Markel in February 2009 as President of Markel Specialty Insurance Company. He was promoted to President and Co-Chief Operating Officer of Markel in 2010, and to Vice Chairman in 2016. Mike retired from Markel at the end of 2017. Prior to joining Markel, he served as President and Chief Operating Officer of Hilb, Rogal & Hobbs, a public insurance brokerage firm, from 2004 until its acquisition by Willis Towers Watson in 2008. Mike earned a Bachelor's degree in Business Administration from Wake Forest University. We believe Mr. Crowley's executive experience in the specialty insurance industry make him well qualified to serve on our Board. Laurie Harris Director, member of our Board since 2019 Laurie Harris has served as a member of our Board since Hagerty became a publicly traded company in December 2021. Prior to this she served on our Board from December 2019 to 2021. Prior to her retirement in 2018, from October 1992 to June 2018, Laurie was a global engagement audit partner with PricewaterhouseCoopers LLP, one of the largest professional service firms. Laurie is a member of the board of directors and audit committee chair of IWG plc, a public company specializing in co-work and workspace brands, a member of the board of directors of Synchronoss Technologies Inc., a public technology company specializing in cloud, messaging, and digital platforms and products, and a member of the board of directors of QBE Holdings, Inc., a public insurance company. She is a Certified Public Accountant. Laurie graduated summa cum laude with a Bachelor of Science degree in Business Administration/Accounting from the University of Southern California. We believe Ms. Harris's experience in the financial services and insurance industries and board leadership experience make her well qualified to serve on our Board. DIRECTOR NOMINEES TABLE OF CONTENTS 20 2022 Proxy Statement

Robert Kauffman Director, member of our Board since 2020 Robert (Rob) Kauffman has served as a member of our Board since Hagerty became a publicly traded company in December 2021. Prior to this he served on our Board from June 2020 to 2021 and the board of directors of Aldel, our publicly traded predecessor, from April 2021 to December 2021. Since 2015, Rob has co-owned Chip Ganassi Racing, an American racing team active in Indy and NASCAR racing. He is also the current Chairman of the Race Team Alliance, an association of NASCAR Cup Series teams; owner of RK Motors, a leading restorer, re-seller and provider of classic cars; and advisory board member of McLaren Racing, a leading United Kingdom based Formula1 racing team. From 1998 to 2012, Rob was a co-founder, principal, and member of the board of directors of Fortress Investment Group LLC ("Fortress"), an investment management firm. Prior to co-founding Fortress, he was a managing director at UBS Investment Bank from 1997 to 1998. Rob earned a Bachelor's degree in Business Administration from Northeastern University. We believe Mr. Kauffman's experience in capital markets, senior management, board leadership, and experience in the enthusiast vehicle industry make him well qualified to serve on our Board. Sabrina Kay Director Dr. Sabrina Kay has served as a member of our Board since December 2021. Since 2002, Sabrina has served as the CEO of Fremont Private Investments Inc. In 2006, she co-founded Premier Business Bank, which was merged with First Foundation, Inc. in 2018, and founded Fremont University, where she served as Chancellor and CEO until its sale to Greybull Investments in 2020. She was also the CEO of a Dale Carnegie franchise, which she incorporated into Fremont University’s MBA program. In 1992, she founded the Art Institute of Hollywood and served as its CEO until it was sold to a public company, EDMC, in 2002. Since December 2020, she has served on the board of directors and as a member of the audit committee for MannKind Corporation, a public biopharmaceutical company. Sabrina earned a Master's degree in Education from the University of Pennsylvania, an MBA from the University of Southern California, and a Doctoral degree in Education from the University of Pennsylvania. We believe Dr. Kay's senior management and board leadership experience make her well qualified to serve on our Board. TABLE OF CONTENTS DIRECTOR NOMINEES 2022 Proxy Statement 21

Mika Salmi Director Mika Salmi has served as a member of our Board since December 2021. Mika has been the Managing Partner of the Zurich, Switzerland office of Lakestar Advisors, a European venture capital firm, since February 2020 and as Partner from January 2019 to February 2020. Prior to Lakestar Advisors, from 2014 to 2019, he served as a Senior Advisor to The Raine Group LLC, a global merchant bank focused on technology, media, and telecommunications. From 2012 to 2014, he served as the CEO of CreativeLive, an online education company specializing in photography, art, design, marketing, business and entrepreneurship classes. Mika earned a Bachelor of Science degree from the University of Wisconsin and an MBA from INSEAD. We believe Mr. Salmi's experience in capital markets, senior management, and board leadership make him well qualified to serve on our Board. William Swanson Director William (Bill) Swanson has served as a member of our Board since December 2021. Prior to his retirement, from 2004 to 2014, Bill served as the Chairman and CEO of Raytheon Company ("Raytheon"), an aerospace company. Bill served on the board of directors for NextEra Energy, Inc., a public energy company, from 2010 to 2021, including as the chair of its audit committee for seven years. Bill graduated magna cum laude from California Polytechnic State University with a Bachelor’s degree in Industrial Engineering. He was also awarded an honorary Doctor of Laws degree from Pepperdine University and an honorary Doctor of Science degree from California Polytechnic State University. We believe Mr. Swanson's leadership experience as the Chairman and CEO of Raytheon, deep knowledge of risk management, including cybersecurity risk management, and board experience make him well qualified to serve on our Board. Michael Tipsord Director Michael Tipsord has served as a member of the Board since December 2021. Michael has served as the President and CEO of State Farm since 2015, and the Chairman since 2016. He has been with State Farm since 1988 and served in a number of leadership roles including Vice Chairman of the State Farm board of directors, Chief Operating Officer, and Chief Financial Officer. Michael is a Certified Public Accountant. He earned a Bachelor’s degree from Illinois Wesleyan University and a Juris Doctor degree from the University of Illinois at Urbana-Champaign. We believe Mr. Tipsord's knowledge of the insurance industry and leadership experience as the Chairman, President, and CEO of State Farm make him well qualified to serve as a member of our Board. DIRECTOR NOMINEES TABLE OF CONTENTS 22 2022 Proxy Statement

Executive  Officers The following table sets forth certain information about each of our executive officers as of April 7, 2022: Name Age Position(s) McKeel Hagerty 54 CEO and Director Frederick Turcotte 61 Chief Financial Officer ("CFO") Kelly Smith 53 Chief Strategy Officer ("CSO") and Senior Vice President ("SVP") Collette Champagne 53 Chief Operating Officer ("COO") Barbara Matthews 60 SVP, General Counsel, and Corporate Secretary John Butcher 57 President Paul Rehrig 48 President Kenneth Ahn 44 President TABLE OF CONTENTS 2022 Proxy Statement 23

The following biographical information is provided for each of our executive officers: McKeel Hagerty CEO McKeel has served as the CEO of Hagerty since 2000 and is a member of our Board. His biographical information is above under the “Directors” section. Fred Turcotte CFO Fred Turcotte has served as our CFO since 2008. Prior to joining Hagerty, Fred served as SVP, Treasurer, Investor Relations Officer, and Tax Director for OneBeacon Insurance Group. Fred is a Certified Public Accountant. Fred earned a Bachelor's degree in Business Administration and Accounting from the University of Massachusetts Amherst. Hagerty's CFO since 2008. Kelly Smith CSO and SVP Kelly Smith has served as our CSO since April 2019. Prior to joining Hagerty, from September 2017 to April 2019, Kelly served as the SVP and Chief Digital Officer at MGM Resorts. From February 2017 to August 2017, he was with Starbucks where he served as the Vice President, Global Digital Products, and from August 2014 to July 2016, he served as the Vice President, Digital for Starbucks China. Kelly earned a Bachelor's degree in Business Administration from Walla Walla College. Hagerty's CSO since 2019. EXECUTIVE OFFICERS TABLE OF CONTENTS 24 2022 Proxy Statement

Collette Champagne COO Collette Champagne has served as our COO since 2018. Before being named as the COO, she served as SVP of Human Resources and Chief People Officer at Hagerty. Collette joined Hagerty in 1999 as leader of our sales and service operation. She is a graduate of the University of Michigan Executive Human Resources Program. Collette earned Bachelor of Science degrees in Agriculture and Natural Resources and in Communications from Michigan State University. Hagerty's COO since 2018 and Hagerty Team Member since 1999. Barbara Matthews SVP, General Counsel, and Corporate Secretary Barbara Matthews has served as our General Counsel and Corporate Secretary since 2009 and has been a Hagerty Team Member since 2007. Before joining Hagerty, from August 2004 to December 2007, Barbara was General Counsel for Priority Solutions, a global supply chain provider. From 1994 to 2002, she served as the Chief Regulatory and International Counsel for Heller Financial, Inc., and Chief Counsel for its Global Vendor Finance Group. Barbara earned a Bachelor of Science degree in International Business from Ferris State University and a Juris Doctor degree from DePaul University College of Law. Hagerty's General Counsel since 2009 and Hagerty Team Member since 2007. John Butcher President John (Jack) Butcher has served as the President of Hagerty’s insurance business since August 2020. Prior to joining Hagerty, from 2014 until 2018, Jack served as the national business leader of Commercial Lines and Business Development for Marsh & McLennan Agency ("MMA"), a global professional services firm. From 2003 to 2014, Jack held global client service, sales, and geographic business leadership roles with other MMA companies, including Marsh and Johnson & Higgins. Jack graduated magna cum laude with a Bachelor’s degree in Communications from the University of Richmond. President of Hagerty Insurance since 2020. TABLE OF CONTENTS EXECUTIVE OFFICERS 2022 Proxy Statement 25

Paul Rehrig President Paul Rehrig has served as our President of Media & Entertainment since August 2021. Prior to joining us, from July 2019 to June 2021, he served as the General Manager of Eurosport for Discovery Inc., a multichannel TV and online sports broadcaster and streaming platform. From September 2011 to August 2019, Paul served as Executive Vice President at AMC Networks, a global TV & Film studio. He also served on the board of directors of Next Games, a public Finland-based mobile games company, from January 2015 to June 2019. Paul earned a Bachelor's degree in Political Science from Seattle Pacific University. President of Hagerty Media & Entertainment since 2021. Kenneth Ahn President Kenneth (Ken) Ahn has served as the President of Hagerty Marketplace since January 2022. Since September 2021, Ken has also served as the CEO of Broad Arrow Group, with which Hagerty entered into a partnership in January 2022. From November 2016 to August 2021, Ken served as President of RM Sotheby’s, a collector car auction house. From 2014 to 2016, he led the strategy and corporate development efforts at Sotheby's as SVP, Strategy and Corporate Development, in New York. Prior to Sotheby’s, from 2007 to 2014, Ken was a Vice President in the Investment Banking Division at Goldman Sachs in New York, as a member of the Global Industrials Group as well as the M&A Group. Ken earned an AB, with honors, in Economics from Harvard College and an MBA from Harvard Business School. President of Hagerty Marketplace since 2022. EXECUTIVE OFFICERS TABLE OF CONTENTS 26 2022 Proxy Statement

Executive Officer and Director Compensation Executive Compensation This section discusses the material components of the executive compensation program for our named executive officers who are identified below. This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding future compensation programs. We have opted to comply with the executive compensation disclosure rules applicable to emerging growth companies and smaller reporting companies, as we currently qualify as both. The rules of the Securities Act of 1933 ("Securities Act") require compensation disclosure for our principal executive officer and our two most highly compensated executive officers other than the principal executive officer whose total compensation for 2021 exceeded $100,000 and who were serving as executive officers as of December 31, 2021. We refer to these individuals as our “named executive officers.” For the year ended December 31, 2021, our named executive officers were: • McKeel Hagerty, CEO • Fred Turcotte, CFO • Kelly Smith, CSO In 2022, we expect that our executive compensation program will evolve to reflect our status as a publicly-traded company, while still supporting our overall business and compensation objectives. In connection with the Business Combination, we retained Korn Ferry, an independent executive compensation consultant, to help advise on our 2022 executive compensation program. TABLE OF CONTENTS 2022 Proxy Statement 27

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION
TABLE OF CONTENTS

Summary Compensation Table

The following table shows information regarding the compensation of our named executive officers for services performed in the years ended December 31, 2020 and December 31, 2021:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(1) ($)	Total ($)
McKeel Hagerty	2021	839,584	—	2,812,182(2)	—	195,520	3,847,286
CEO	2020	600,001	—	2,272,201(3)	—	245,520	3,117,722
Fred Turcotte	2021	450,000	—	640,656(2)	1,157,532(4)	37,920	2,286,109
CFO	2020	429,167	—	644,215(3)	25,953(5)	35,160	1,134,495
Kelly Smith	2021	750,000	1,686,875(6)	—	—	32,760	2,469,635
CSO	2020	750,000	1,374,688(7)	—	—	32,760	2,157,448

(1) Includes an auto allowance, a perquisite account, a personal assistant, and a life insurance allowance.

(2) Includes payments for 2021 under our Annual Incentive Plan based on final earnings criteria met as of December 31, 2021 and paid in February 2022. Also includes the accelerated vesting payments for the 2019-2021 and 2020-2022 performance periods under our Long-Term Incentive Plan paid in November 2021.

(3) Includes payments for 2020 under our Annual Incentive Plan and payments for the 2018-2020 performance period under our Long-Term Incentive Plan based on final earnings criteria met as of December 31, 2020 and paid in March 2021.

(4) Includes interest earned in 2021 under our Deferred Incentive Awards Plan where interest exceeds 120% of the applicable federal long-term rate, with compounding (as prescribed under Section 1274(d) of the Internal Revenue Code).

(5) Includes interest earned in 2020 under our Deferred Incentive Awards Plan where interest exceeds 120% of the applicable federal long-term rate, with compounding (as prescribed under Section 1274(d) of the Internal Revenue Code).

(6) Includes annual bonus of $1,186,875 paid in March 2021 and a retention bonus of $500,000 paid in August 2021 under Kelly's employment agreement.

(7) Includes annual bonus of $874,688 paid in March 2020 and a retention bonus of $500,000 paid in September 2020 under Kelly's employment agreement.

Base Salary

Base salaries are intended to provide a level of compensation sufficient to attract and retain an effective management team, when considered in combination with the other components of the executive compensation program. In general, we seek to provide a base salary level designed to reflect each executive officer's scope of responsibility and accountability.

Annual Incentive Plan

Our Annual Incentive Plan was designed to hold executives accountable, reward the executives based on actual business results, and help create a "pay for performance" culture. In 2021, the annual incentives for our executive officers were earned based on achievement of performance goals related to sales revenue growth, MGA Ex-CAT Global Loss Ratio, and consolidated operating margin, with each performance goal weighted 50%, 25%, and 25%, respectively. In addition, as a condition to the payment of any amount under the Annual Incentive Plan for 2021, the Annual Incentive Plan required that our operating margin for 2021 be at least $18.9 million, which was achieved. Our performance in 2021 resulted in the payment of incentives under the Annual Incentive Plan equal to 74.9% of the target payment level.

Long-Term Incentive Awards

To further focus our executive officers on long-term performance, we maintained a Long-Term Incentive Plan pursuant to which we grant cash-based long-term incentive awards, the amount of which is based on performance goals specified for the

28 // 2022 Proxy Statement
HAGERTY

applicable performance period. In 2021, participants received accelerated vesting payments for the 2019-2021 and 2020-2022 performance periods under our Long-Term Incentive Plan which was paid in November 2021 at 100% of the target payment level. Deferred Incentive Awards Plan Prior to the Business Combination, we maintained a Deferred Incentive Awards Plan, a non-qualified deferred compensation plan, which provided the participants with the opportunity to defer a portion of their Long-Term Incentive Award. The Deferred Incentive Awards Plan called for a mandatory deferral of twenty percent (20%) of the participant’s Long-Term Incentive Award payment and allowed for an elective deferral of up to an additional thirty percent (30%) of the Long-Term Incentive Award payment. Effective in January 1, 2019, we amended the Deferred Incentive Awards Plan to prohibit the addition of any additional participants and to prohibit any new or subsequent deferral elections. Any deferral elections made prior to January 1, 2019 were irrevocable. We maintain an account for each participant to record deferrals, earnings and payments. Deferred amounts and associated earnings are distributed in a lump sum during the period of January 1 to March 15 following the fifth calendar year after the end of the incentive period from which the amounts were deferred. The Deferred Incentive Awards Plan provides that each participant’s deferred earnings are credited with investment earnings credits or debits based upon eighty percent (80%) of the annual change in Equity Book Value. For the period January 1 through December 31, 2021, eighty percent (80%) of the annual change in Equity Book Value equaled 161.1%. Employment and Severance Arrangements McKeel Hagerty McKeel and The Hagerty Group entered into an employment agreement effective as of January 1, 2018, pursuant to which McKeel is employed as CEO of Hagerty and our subsidiaries. Pursuant to the agreement, McKeel is entitled to a base salary, participation in our Annual Incentive Plan with a target incentive equal to 100% of his base salary, participation in our Long-Term Incentive Plan with a target incentive equal to 200% of his base salary, and benefits and perquisites available to our senior executives, including a car allowance, personal assistant allowance, and an annual perquisite account. If the Company terminates McKeel’s employment for a reason other than Cause or Disability or if McKeel resigns for Good Reason, as such terms are defined in the employment agreement, and he executes a binding waiver and release of claims against the Company and related persons, then he is entitled to the following severance benefits: (i) 24 months of continued base salary, (ii) 24 months of continued participation in our Annual Incentive Plan (based on actual performance results), (iii) 24 months of continued participation in our Long-Term Incentive Plan (based on actual performance results and including a prorated benefit for any partial fiscal year at the end of such 24-month period), (iv) 24 months of continued health and dental benefits, (v) 12 months of continued payments under his perquisite account, and (vi) 12 months of continued car allowance. For purposes of this severance benefit, “Good Reason” generally is defined to include a material reduction in McKeel's base salary or other compensation or benefits, the assignment of duties that are materially inconsistent with his position, a material adverse change in his authority or reporting responsibilities, a required relocation or a substantially burdensome increase in required travel, the failure of a successor to assume his employment agreement, or the Company’s material breach of his employment agreement. Under the terms of his employment agreement, McKeel is subject to restrictive covenants regarding non-competition and non-solicitation of employees while employed by Hagerty and for 12 months following his termination of employment. Fred Turcotte Fred and The Hagerty Group entered into a Change of Control Severance Agreement, effective as of July 7, 2008. Under this agreement, if Fred’s employment is terminated by the Company for a reason other than Cause or if he resigns for Good Reason, in either case within 12 months after a Change of Control, as such terms are defined in the agreement, and he executes a binding waiver and release of claims against the Company and related persons, then Fred is entitled to the following severance benefits: (i) 12 months of continued base salary, (ii) a payment equal to 50% of his target annual bonus for the year in which the Change of Control occurs, and (iii) all amounts earned but not paid under our Executive Incentive Plan for years prior to the year in which the termination occurs plus 50% of the target amount under such plan for the year in which the termination occurs. For purposes of this severance benefit, “Good Reason” generally is defined to include a material reduction in Fred’s authority, duties and responsibilities, or a material reduction in his overall compensation. TABLE OF CONTENTS EXECUTIVE OFFICER AND DIRECTOR COMPENSATION 2022 Proxy Statement 29

Kelly Smith Kelly and The Hagerty Group entered into an employment agreement, effective as of March 1, 2021 and continuing until December 31, 2025. Pursuant to this agreement, Kelly is entitled to a base salary at the rate specified for each year during the term, to a specified bonus payment for each year during the term in lieu of participation in our Annual Incentive Plan, and to retention bonuses on September 1st of each year during the term, with additional retention bonuses on December 31, 2024 and December 31, 2025, subject to his continued employment with us. Kelly is also eligible for benefits and perquisites available to senior executives of the Company, including a car allowance and an annual perquisite account. If Kelly's employment is terminated by the Company for a reason other than Cause or if he resigns for Good Reason, as such terms are defined in the agreement, and he executes a binding waiver and release of claims against the Company and related persons, then Kelly will be entitled to a severance benefit equal to 12 months of continued base salary. For purposes of this severance benefit, “Good Reason” generally is defined to include a material breach by the Company of its obligations under the agreement. Under the terms of his employment agreement, Kelly is subject to restrictive covenants relating to non-competition and non-solicitation of employees while employed by us and for 12 months following his termination of employment, or 24 months if he is terminated by the Company for Cause or he resigns without Good Reason. 401(k) Plan We maintain a qualified 401(k) savings plan which allows participants to defer compensation up to the maximum amount allowed under IRS guidelines. We make a matching contribution to the plan equal to 100% of the participant’s elective deferral, up to 4% of his or her compensation, plus an additional matching contribution equal to an amount up to 2% of the participant’s compensation depending on certain performance criteria specified by the Company for the applicable plan year. Participants are always vested in the contributions to the plan. EXECUTIVE OFFICER AND DIRECTOR COMPENSATION TABLE OF CONTENTS 30 2022 Proxy Statement

TABLE OF CONTENTS
EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Director Compensation

We have designed our non-employee director compensation program to achieve the following objectives:

- align directors' interests with the long-term interests of our stockholders;
- attract and retain outstanding director candidates with diverse backgrounds and experiences; and
- recognize the substantial time commitment required to serve as a Hagerty director.

The Nominating and Governance Committee periodically reviews our director compensation program. Independent directors do not receive, directly or indirectly, any consulting, advisory or other compensatory fees from us. Directors who are employees of Hagerty do not receive compensation for their service on the Board. We also reimburses our directors for their reasonable out-of-pocket expenses incurred for board related travel expenses.

The following table presents summary information regarding the total compensation paid to the non-employee directors of Aldel Financial Inc., and after December 2, 2021, Hagerty, Inc., for the year ended December 31, 2021:

Name	Fees earned or paid in cash ($)	Total ($)
Mike Angelina	16,333 (1)	16,333
Mike Crowley	12,083 (1)	12,083
Laurie Harris	11,042 (1)	11,042
Rob Kauffman(2)	11,042 (1)	11,042
Sabrina Kay	8,125 (1)	8,125
Mika Salmi	7,708 (1)	7,708
Bill Swanson	8,125 (1)	8,125
Michael Tipsord	7,083 (1)	7,083
Kyle Cerminara(2)	—	—
Martin Freidman(2)	—	—
Charles Nearburg(2)	—	—

(1) Includes only fees for services on our Board following the Business Combination.

(2) Served on the board of directors for Aldel from Aldel's initial public offering in April 2021 (the "Aldel IPO") until the Business Combination and did not receive compensation.

HAGERTY
2022 Proxy Statement // 31

Non-Employee Director Compensation Structure For 2022, we compensate our non-employee directors according to the following structure: Description Amount Annual Retainer $85,000 Annual Stock Grant Grant of restricted stock units having a fair market value of $90,000 based on the closing stock price on March 31, 2022, which vests 100% on April 1, 2023 Additional retainers for serving as chairperson $75,000 for Chair of our Board; $15,000 for chairs of Audit and Compensation Committees; $7,500 for chair of Nominating and Governance Committee Additional retainers for serving on committees $7,500 for service on Audit and Compensation Committees; $5,000 for service on the Nominating and Governance Committee Additional retainer for serving on board of directors for Hagerty Re $5,000 Additional retainer for serving as the chairman of the board of directors for Hagerty Re $50,000 Director Stock Ownership Guidelines The Board believes that directors having an ownership stake in Hagerty strengthens the alignment of interests between directors and our stockholders. Accordingly, under our Governance Guidelines the Board has set the following stock ownership thresholds: • The minimum stock ownership guideline for non-employee directors is five (5) times the amount of the annual retainer that we pay directors for service on the Board, and does not include retainers paid for serving on a committee, as the chair of a committee, or as the Chairman of the Board. • The minimum stock ownership guideline for our CEO is six (6) times base salary. Under this formula, non-employee directors are expected to hold $425,000 (5 x $85,000) of Hagerty stock, and our CEO is expected to hold $5,037,505 (6 x $839,584) of Hagerty stock. Directors have five years from being named a director to meet these minimum stock ownership guidelines. Each director is expected to maintain this minimum ownership amount throughout the director’s term of service. In the event that the annual retainer fee or CEO base salary is increased, directors will have three years to meet the new ownership guidelines. The Board will evaluate whether exceptions should be made for any director on whom these guidelines would impose a financial hardship. The Nominating and Governance Committee measures compliance on an annual basis. Directors elected at the closing of the Business Combination will have until December 2026 to comply with these requirements. As of the date of this Proxy Statement, our CEO McKeel Hagerty and directors Rob Kauffman and Bill Swanson are in compliance with these guidelines. EXECUTIVE OFFICER AND DIRECTOR COMPENSATION TABLE OF CONTENTS 32 2022 Proxy Statement

Certain Relationships and Related Person Transactions In addition to the executive officer and director compensation arrangements discussed in the section titled “Executive Officer and Director Compensation,” disclosed below are transactions since January 1, 2020 to which we have been a participant, in which the amount involved in the transaction exceeds or will exceed $120,000 and in which any of our directors, executive officers, or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest. Policy for Approval of Related Person Transactions Our Board has adopted a policy pursuant to and in furtherance of the Code of Conduct with respect to the review, approval, and ratification of related person transactions. Under the policy, the Nominating and Governance Committee (consisting solely of disinterested directors) is responsible for reviewing and approving related person transactions. In the course of its review and approval of related person transactions, the Nominating and Governance Committee considers the relevant facts and circumstances to decide whether to approve or ratify such transactions. In particular, our policy requires the Nominating and Governance Committee to consider, among other factors it deems appropriate: • the related person’s relationship to the Company and interest in the transaction; • the material facts of the proposed transaction, including the proposed aggregate value of the transaction; • the impact on a director’s or a director nominee’s independence in the event the related person is a director or director nominee or an immediate family member of the director or director nominee; • the benefits to the Company of the proposed transaction; • the public disclosures required by the proposed transaction; • if applicable, the availability of other sources of comparable products or services; and • an assessment of whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally. The Nominating and Governance Committee will approve or ratify a transaction if it determines that the transaction is on terms no less favorable in the aggregate than those generally available to an unaffiliated third party under similar circumstances. In addition, under the Code of Conduct, the Company’s employees, officers, directors, and director nominees will have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. Transactions described below which were entered into prior to the Business Combination and adoption of our written related person transactions policy, were each approved by the Board or management considering similar factors to those described above. TABLE OF CONTENTS 2022 Proxy Statement 33

Related Person Transactions made in conjunction with the Business Combination Aldel Founders Shares On January 11, 2021, Aldel issued an aggregate of 5,750,000 shares of common stock of Aldel (the “Founder Shares”) to Aldel Investors LLC (an entity managed by director Rob Kauffman, the "Sponsor") and FG SPAC Partners LP (“FGSP”) for an aggregate purchase price of $25,000 in cash. Sponsor was issued 4,675,000 and FGSP, an affiliate of certain of Aldel’s directors, was issued 1,075,000 shares of common stock. On January 15, 2021, the Sponsor transferred an aggregate of 175,000 Founder Shares to members of Aldel’s management and board of directors as well as senior advisors, resulting in the Sponsor holding 4,500,000 Founder Shares. On March 25, 2021, the Sponsor and FGSP forfeited to Aldel for no consideration, 2,300,000 and 575,000 Founder Shares, respectively, resulting in a decrease in the aggregate number of Founder Shares outstanding from 5,750,000 Founder Shares to 2,875,000, and resulting in Sponsor and FGSP holding 2,200,000 and 500,000 Founder Shares, respectively. In connection with the Business Combination, each of the issued and outstanding Founder Shares was converted into Class A common stock of Hagerty, Inc. ("Class A Common Stock") on a one-to-one basis. Sponsor and FGSP have agreed not to transfer, assign, or sell any of the shares of Class A Common Stock into which the Founder Shares converted (except to certain permitted transferees) until, with respect to 50% of such shares, December 2, 2022, or earlier, in each case, if we consummate a liquidation, merger, stock exchange, or other similar transaction which results in all of our stockholders having the right to exchange their public shares for cash, securities, or other property; the other 50% of the Founder Shares are no longer restricted (the period which expires when 100% of such shares are no longer restricted, the "Founder Shares Lock-Up Period"). The Hagerty Group Limited Liability Company Agreement On December 2, 2021, as part of the closing of the Business Combination (the "Closing"), HHC, Markel, and Aldel amended and restated the Limited Liability Company Agreement of The Hagerty Group. Pursuant to the restated agreement (i) Aldel was made a member of The Hagerty Group and then changed its name to Hagerty, Inc., and (ii) Hagerty, Inc. was appointed as the managing member of the LLC and given full and complete charge of all affairs, business decisions, activities, and operations of The Hagerty Group. Investor Rights Agreement On August 17, 2021, Aldel, HHC, Markel, and State Farm entered into the Investor Rights Agreement to be effective at the Closing (the "Investor Rights Agreement"). Pursuant to the Investor Rights Agreement, among other things: • HHC has the right to nominate (i) two directors for election by our stockholders for so long as HHC and its permitted transferees hold 50% of our common stock that it owned as of the Closing and (ii) one director for election by our stockholders for so long as HHC and its permitted transferees hold 25% of our common stock that it owned as of the Closing; • Markel has the right to nominate one director for election by our stockholders for so long as Markel and its permitted transferees hold 50% of our common stock that it owned as of the Closing; • State Farm has the right to nominate one director for election by our stockholders for so long as State Farm and its permitted transferees hold 50% of our common stock that it owned as of the Closing; • HHC, Markel, and State Farm each have preemptive rights to purchase their pro rata share of certain new issuances of equity by us, subject to customary exclusions, for so long as each is entitled to nominate a director to be elected to our Board; and • HHC, Markel, and State Farm each agreed to vote their shares of our common stock in support of the director nominees submitted pursuant to the Investor Rights Agreement and against certain other actions that are contrary to the rights in the Investor Rights Agreement. CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS TABLE OF CONTENTS 34 2022 Proxy Statement

Lock-Up Agreement In connection with the Closing, Markel and HHC executed a Lock-Up Agreement pursuant to which each party agreed not to sell, transfer or take certain other actions with respect to their ownership of units of The Hagerty Group ("Hagerty Group Units") and shares of Class V common stock of Hagerty, Inc. ("Class V Common Stock") received in the Business Combination for a period from the Closing through the earlier of (i) 180 days after the Closing, subject to certain customary exceptions, and (ii) the expiration of the Founder Shares Lock-Up Period. Amended and Restated Registration Rights Agreement In connection with the Business Combination, Aldel (and subsequent to the Business Combination, Hagerty), the Sponsor, FGSP, ThinkEquity LLC, HHC, Markel, State Farm, and certain other parties identified therein as Holders (the “Holders”) entered into an Amended and Restated Registration Rights Agreement. Under this agreement, at the close of the Business Combination, the original Registration Rights Agreement, dated April 8, 2021, was terminated and we agreed to file a shelf registration statement registering the resale of certain of our securities held by the Holders, and granted to the Holders certain registration rights, including customary piggyback registration rights and demand registration rights, which are subject to customary terms and conditions, including with respect to cooperation and reduction of underwritten shelf takedown provisions. Tax Receivable Agreement At the Closing, we entered into a Tax Receivable Agreement with The Hagerty Group, HHC, and Markel (the “Tax Receivable Agreement”) that obligates us to pay HHC and Markel 85% of the amount of cash savings, if any, under U.S. federal, state and local income tax or franchise tax, that we realize as a result of (i) any increase in tax basis of our assets resulting from (a) the purchase of Hagerty Group Units from any of HHC or Markel using the net proceeds from any future offering, (b) redemptions or exchanges by HHC or Markel of Class V Common Stock and Hagerty Group Units for shares of Class A Common Stock, or (c) payments under the Tax Receivable Agreement, and (ii) tax benefits related to imputed interest deemed arising as a result of payments made under the Tax Receivable Agreement. HHC and Markel may, subject to certain conditions and transfer restrictions described above, redeem or exchange their Class V Common Stock and the Hagerty Group Units for shares of Class A Common Stock on a one-for-one basis. The Hagerty Group made an election under Section 754 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder effective for each taxable year in which a redemption or exchange occurs, which is expected to result in increases to the tax basis of the assets of The Hagerty Group at the time of a redemption or exchange. The redemptions and exchanges are expected to result in increases in the tax basis of the tangible and intangible assets of The Hagerty Group. These increases in tax basis may reduce the amount of tax that we would otherwise be required to pay in the future. This payment obligation as a part of the Tax Receivable Agreement is an obligation of Hagerty and not of The Hagerty Group. For purposes of the Tax Receivable Agreement, the cash tax savings in income tax will be computed by comparing the actual income tax liability of the Company (calculated with certain assumptions) to the amount of such taxes that we would have been required to pay had there been no increase to the tax basis of the assets of The Hagerty Group as a result of the redemptions or exchanges and had we not entered into the Tax Receivable Agreement. Estimating the amount of payments that may be made under the Tax Receivable Agreement is by nature imprecise, insofar as the calculation of amounts payable depends on a variety of factors. Sponsor Warrant Lock-up Agreement In connection with the Closing, we entered into a lock-up agreement with Sponsor and FGSP (the “Sponsor Warrant Lock-up Agreement”). Under the agreement, the Sponsor and FGSP agreed to specific conditions with respect to their Private Placement Warrants and OTM Warrants (both as defined in our Annual Report on Form 10-K, filed with the SEC on March 24, 2022 (our "Annual Report")) as described below: • the Private Placement Warrants are not exercisable until the date on which the volume weighted average trading price of the Class A Common Stock exceeds $15.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing 12 months after the Closing; TABLE OF CONTENTS CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS 2022 Proxy Statement 35

• the OTM Warrants are not exercisable until the date on which the volume weighted average trading price of the Class A Common Stock exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing 12 months after the Closing; and • prior to being exercisable, the Sponsor may transfer the Private Placement Warrants and the OTM Warrants, subject to any requirements set forth in the purchase agreements related to the purchase of those warrants, provided that such transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of the Sponsor Warrant Lock-up Agreement. Exchange Agreement In connection with the Business Combination, we entered into an Exchange Agreement with Markel, HHC, and The Hagerty Group (the “Exchange Agreement”). Pursuant to the Exchange Agreement, Markel and HHC have the right from time to time, on the terms and conditions contained in the Exchange Agreement, to exchange their Class V Common Stock and Hagerty Group Units for, at our option, shares of Class A Common Stock or cash. In March 2022, the Exchange Agreement was amended and restated. Under the terms of the amendment, a cash exchange is only allowable in the event that net cash proceeds are received from a new permanent equity offering. Related Person Transactions made in the course of business State Farm Alliance Agreement As of December 2, 2021, State Farm became a related party as a result of its director designation rights and stock ownership of the Company acquired in connection with the Business Combination. We entered into a strategic agreement with State Farm on December 28, 2020, to establish an alliance insurance program where State Farm’s customers, through the State Farm agents, would have access to Hagerty features and services. Under this strategic partnership, State Farm paid us an advanced commission of $20,000,000 in 2020 and the parties have entered into a managing general underwriter agreement where the State Farm Classic+ policy will be offered, through State Farm Classic Insurance Company, a new wholly owned subsidiary of State Farm. The State Farm Classic+ policy will be available to new and existing customers through their State Farm agents. The State Farm Classic+ policy is expected to be available in most states by 2023. Our subsidiary, Hagerty Insurance Agency, LLC, will be paid commissions under the managing general underwriter agreement and ancillary agreements for servicing the State Farm Classic+ policies and we will have the opportunity for fee revenue for Hagerty Driver’s Club, LLC connected with Hagerty’s membership products and services that, in addition to the State Farm Classic+ policy, will be made available to State Farm customers. Markel Alliance Agreement and Reinsurance Agreement We are a party to a number of agreements with Markel, which prior to the Business Combination owned 25% of the equity of Hagerty and following the Closing became a related person as a result of its director designation rights and stock ownership in the Company. Pursuant to the terms of the Fourth Amended and Restated Master Alliance Agreement, dated as of December 8, 2021, we entered into a business relationship with Markel (the “Alliance”) involving the marketing, production, underwriting, selling and administration of personal property and casualty insurance for classic and collector motor vehicles and other automotive collectibles within the U.S. In connection with the Alliance, we have entered into an agency agreement, a claims services agreement and a claims management agreement with Markel whereby we provide claims management services and agency services to Essentia Insurance Company, a Missouri-domiciled insurance company owned by Markel (“Essentia”). We have agreed pursuant to the Alliance that all insurance policies produced by Hagerty and our subsidiaries in the U.S. will be underwritten by Essentia unless Markel consents otherwise. Further, pursuant to a quota share reinsurance agreement between Hagerty Re and Evanston Insurance Company, an Illinois-domiciled insurance company owned by Markel (“Evanston”), in exchange for a fee, Evanston retrocedes to Hagerty Re a quota share of certain liabilities that it reinsures for Essentia. In 2021, Hagerty Re entered into a reinsurance agreement with Markel International Insurance Company Limited to reinsure classic auto risks produced by Hagerty’s U.K. Managing General Agent. Markel International Insurance Company Limited is a subsidiary of Markel. During the years ended December 31, 2020 and December 31, 2021, we received approximately $521,226,000 and $430,145,000, respectively, from Markel in consideration for these services. CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS TABLE OF CONTENTS 36 2022 Proxy Statement

Louise Hagerty Louise Hagerty, our CEO McKeel Hagerty's mother, is paid a founder’s stipend per the Founders Agreement. During the years ended December 31, 2020 and December 31, 2021, we paid Louise approximately $175,025 and $183,440 respectively. Employment of Soon Hagerty Soon Hagerty, McKeel Hagerty's wife, serves as our Senior Vice President of Brand. During the years ended December 31, 2020 and December 31, 2021, Soon earned approximately $301,276 and $345,812, respectively, in total compensation from the Company. Employment of Daria Chernysheva Daria Chernysheva, the wife of Kelly Smith, our CSO, serves as a consultant to Hagerty pursuant to a contract through her company Vavara, LLC. As of December 31, 2021, Kelly and Daria co-owned Vavara, LLC. Vavara, LLC supports the ongoing product design and development of various Hagerty initiatives under a Master Services Agreement dated October 2020 and the most recent statement of work dated July 2021 which has been renewed for 2022. During the years ended December 31, 2020 and December 31, 2021, we paid Vavara, LLC approximately $14,144 and $180,285, respectively. Use of Hagerty Family Aircraft Our executives have used an aircraft for business purposes that is jointly owned indirectly by McKeel Hagerty and Tammy Hagerty, McKeel's sister and beneficial owner of more than 5% of our equity securities. During the years ended December 31, 2020 and December 31, 2021, we paid the manager of the aircraft $633,866, and $814,803, respectively, which after the manager deducted its fees and expenses, was paid to the owners for use of the aircraft. Board Advisor Agreement with Matthew Becker Under the Investor Rights Agreement, HHC, the beneficial owner of more than 5% of our equity securities, has the right to nominate two directors to our Board, or in lieu of a designated nominee HHC may appoint an advisor to the Board. In conjunction with the Business Combination, HHC appointed McKeel Hagerty to the Board and Matthew Becker as an advisor to the Board. We entered into a board advisor agreement with Mr. Becker's company in November 2021. The agreement provides that Mr. Becker may observe Board meetings at the request of the Chairman; attend one annual full-day meeting of the Board; and provide advice regarding our operations as requested by the Board and management on an as-needed basis. Mr. Becker does not have a vote on any matter presented at any Board or committee meeting; he shall not have any authority to act as an agent of the Company nor of the Board; and he shall not be requested to make any management decisions or owe any fiduciary duties to the Company or the Board. Under the agreement, in 2022 Mr. Becker's company will be paid $175,000 for his services. Broad Arrow Group Joint Venture In January 2022, we entered into a joint venture with Broad Arrow Group, Inc. ("Broad Arrow"), pursuant to which we invested $15.25 million in exchange for ownership of approximately 40% of Broad Arrow. Our President of Marketplace, Ken Ahn, is the chief executive officer of Broad Arrow. The joint venture enhanced our portfolio of automotive-focused offerings for car enthusiasts under Hagerty Marketplace by offering new services for the buying and selling of collector cars. Speed Digital Acquisition In April 2022, we acquired Speed Digital LLC ("Speed Digital") for a purchase price of $15 million. Speed Digital was fully owned indirectly by director Rob Kauffman who received 100% of the proceeds of the purchase price. Speed Digital operates a software as a service (SaaS) business primarily serving collector car dealers and auction houses, and an advertising and content syndication platform, which includes Motorious.com. We acquired Speed Digital to work under our Hagerty Marketplace business to establish relationships with their dealer partners and facilitate growth in Hagerty’s Marketplace products; augment our automotive intelligence data; and allow Motorious.com to drive audience engagement, content distribution, and advertising revenues. TABLE OF CONTENTS CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS 2022 Proxy Statement 37

Security Ownership of Certain Beneficial Owners and Management The following table sets forth information regarding the beneficial ownership of our common stock as of April 7, 2022, by: • each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock; • each of our named executive officers and directors; and • all of our current directors and executive officers as a group. We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days. Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned common stock. In computing the number of shares of our common stock beneficially owned by a party and the percentage ownership of that party as disclosed in the table below: • we have based these figures on 82,452,214 shares of our Class A Common Stock and 251,033,906 shares of our Class V Common Stock issued and outstanding as of April 7, 2022; and • we have included only shares of Class A Common Stock, Class V Common Stock, and warrants exercisable within 60 days owned by each party listed. Accordingly, we have excluded our Private Placement Warrants and our OTM Warrants because these warrants are not exercisable within 60 days. For more information regarding our warrants see Note 17 — Warrant Liabilities in Item 8, Part II of our Annual Report. Capitalized terms in the footnotes to the table below which are not defined herein are defined in our Annual Report. TABLE OF CONTENTS 38 2022 Proxy Statement

TABLE OF CONTENTS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Name of Beneficial Owners[(1)]	Number of Shares of Common Stock Beneficially Owned (#)	Percentage of Outstanding Common Stock (%)
5% Stockholders:		
Hagerty Holding Corp.[(2)(3)]	176,033,906	52.8%
Markel Corporation[(3)(4)]	78,540,000	23.5%
State Farm Mutual Automobile Insurance Company[(3)(5)]	59,000,000	17.2%
Named Executive Officers and Directors:		
McKeel Hagerty[(6)]	50,978,823	15.3%
Fred Turcotte	—	—
Kelly Smith	—	—
Mike Angelina	—	—
Mike Crowley	—	—
Laurie Harris	—	—
Rob Kauffman[(7)]	7,350,000	2.2%
Sabrina Kay	—	—
Mika Salmi	—	—
Bill Swanson[(8)]	472,000	*
Michael Tipsord	—	—
All directors and executive officers of registrant as a group (16 individuals)	58,800,823	17.6%

*Represents less than 1%.

(1) Unless otherwise indicated, the business address of each of the individuals is c/o Hagerty, Inc., 121 Drivers Edge, Traverse City, MI 49684.

(2) Consists of 176,033,906 shares of Class V Common Stock and an equal number of Hagerty Group Units issued to HHC in the Business Combination. A share of Class V Common Stock and a single Hagerty Group Unit are exchangeable for one share of Class A Common Stock on a one-for-one basis pursuant to the Exchange Agreement. HHC is owned by members of the Hagerty family, including McKeel Hagerty, our CEO, Tammy Hagerty, the sister of McKeel Hagerty, and the Kim Hagerty Revocable Trust, a trust for the benefit of Kim Hagerty's estate. The shareholders of HHC have the authority over the disposition and voting of the shares of Class V Common Stock held by HHC. Each of McKeel Hagerty, Tammy Hagerty and The Goldman Sachs Trust Company, N.A., as the trustee for the Kim Hagerty Revocable Trust, have voting power on matters submitted to the shareholders of HHC, and except in limited circumstances, decisions to vote or dispose of the shares of Class A Common Stock will be made by a majority vote of the three voting shareholders. In addition, following the date that is three years after the Closing any of McKeel Hagerty, Tammy Hagerty, or the Kim Hagerty Revocable Trust may require HHC to exchange Class V Common Stock and Hagerty Group Units for Class A Common Stock in an amount up to 2% of the fully-diluted outstanding shares of Class A Common Stock then outstanding; provided, that, in no event shall HHC be required to exchange such interests if, prior to the 15th anniversary of the Closing, as a result of the exchange, HHC would cease to hold at least 55% of the voting power of Hagerty. Also, in the event that either of McKeel Hagerty or Tammy Hagerty dies, the estate of the deceased HHC shareholder may cause HHC to exchange Class V Common Stock and Hagerty Group Units in an amount necessary to cover the estate obligations of the deceased shareholder's estate after taking into account certain other resources available to the estate, including the amount of any life insurance proceeds received by the estate. As a result of these rights and the relative ownership of each of the three principal shareholders of HHC, McKeel Hagerty may be deemed to be the beneficial owner of 50,978,823 shares of Class A Common Stock, the Kim Hagerty Revocable Trust may be deemed to be the beneficial owner of 44,439,894 shares of Class A Common Stock, and Tammy Hagerty may be deemed to be the beneficial owner of 57,889,514 shares of Class A Common Stock. HHC's principal business address is 121 Drivers Edge, Traverse City, MI 49684.

HAGERTY
2022 Proxy Statement // 39

(3) We are party to the Investor Rights Agreement with HHC, Markel, and State Farm, which became effective at the Closing. Pursuant to the Investor Rights Agreement, among other things: (i) HHC has the right to nominate (a) two directors to our Board for so long as HHC and its permitted transferees hold 50% of our common stock that it owned as of the Closing, and (b) one director to our Board for so long as HHC and its permitted transferees hold 25% of our common stock that it owned as of the Closing; (ii) Markel has the right to nominate one director to our Board for so long as Markel and its permitted transferees hold 50% of our common stock that it owned as of the Closing; and (iii) State Farm has the right to nominate one director to our Board for so long as State Farm and its permitted transferees hold 50% of our common stock that it owned as of the Closing. Each of HHC, Markel, and State Farm agreed to vote its shares of our common stock in support of the director nominees submitted pursuant to the Investor Rights Agreement and against certain other actions that are contrary to the rights in the Investor Rights Agreement. By virtue of the voting agreement under the Investor Rights Agreement, each of HHC, Markel, and State Farm may be deemed to be a member of a “group” for purposes of Section 13(d) of the Exchange Act. Each of HHC, Markel, and State Farm has expressly disclaimed beneficial ownership of any shares of Class A Common Stock or other securities of the Company held by the other parties that are subject to the voting agreement under the Investor Rights Agreement. (4) Consists of (i) 75,000,000 shares of Class V Common Stock and an equal number of Hagerty Group Units issued to Markel in the Business Combination, (ii) 3,000,000 shares of Class A Common Stock purchased as part of the PIPE Shares, and (iii) 540,000 shares of Class A Common Stock which can be acquired upon the exercise of PIPE Warrants. A share of Class V Common Stock and a single Hagerty Group Unit are exchangeable for one share of Class A Common Stock on a one-for-one basis pursuant to the Exchange Agreement. Markel’s principal business address is 4521 Highwoods Parkway, Glen Allen, VA 23060. (5) Consists of 50,000,000 shares of Class A Common Stock purchased as part of the PIPE Shares and 9,000,000 shares of Class A Common Stock which can be acquired upon the exercise of PIPE Warrants. State Farm’s principal business address is One State Farm Plaza, Bloomington, IL61710. (6) As a result of his ownership interest in HHC and certain governance rights at HHC, McKeel Hagerty may be deemed to be the beneficial owner of 50,978,823 shares of Class A Common Stock. See footnote 2 above. (7) Consists of (i) 25,000 shares of Class A Common Stock held directly by Rob Kauffman, (ii) 515,000 shares of Class A Common Stock held directly by Aldel Investors LLC, purchased as part of the private placement in connection with the Aldel IPO, (iii) 2,200,000 shares of Class A Common Stock held by Aldel Investors LLC which were converted from Aldel's Class B common stock on a one-for-one basis in connection with the Business Combination, (iv) 1,500,000 shares of Class A Common Stock held directly by Aldel LLC, purchased in connection with the Aldel IPO, (v) 2,000,000 shares of Class A Common Stock purchased as part of the PIPE Shares by Aldel LLC, (vi) 360,000 shares of Class A Common Stock which can be acquired upon the exercise of PIPE Warrants held by Aldel LLC, and (vii) 750,000 shares of Class A Common Stock which can be acquired upon the exercise of Public Warrants held by Aldel LLC. Rob Kauffman's total of 7,350,000 shares excludes (a) 257,500 shares of Class A Common Stock which can be acquired upon the exercise of Private Placement Warrants held by Aldel Investors LLC and (b) 650,000 shares of Class A Common Stock which can be acquired upon the exercise of OTM Warrants held by Aldel Investors LLC. The PIPE Warrants became exercisable 30 days following the Closing, and the Public Warrants became exercisable on April 12, 2022. Pursuant to the Sponsor Warrant Lock-Up Agreement, the Private Placement Warrants are not exercisable until the date on which the volume weighted average trading price of Class A Common Stock exceeds $15.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing 12 months after the Closing, and the OTM Warrants are not exercisable until the date on which the volume weighted average trading price of Class A Common Stock exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30- trading day period commencing 12 months after the Closing. Rob Kauffman is the managing member of Aldel LLC and the manager of Aldel Investors LLC and has voting and investment power over the shares of Class A Common Stock held by Aldel LLC and Aldel Investors LLC. (8) Consists of 400,000 shares of Class A Common Stock purchased as part of the PIPE Shares and 72,000 shares of Class A Common Stock which can be acquired upon the exercise of PIPE Warrants held by the William and Cheryl Swanson Revocable Trust UTD 9/28/2000. Bill Swanson has sole voting and dispositive power over the securities held by the trust. 40 2022 Proxy Statement

Proposal Two Ratification of Appointment of Independent Registered Public Accounting Firm The Audit Committee has appointed Deloitte as our independent registered public accounting firm for the year ending December 31, 2022. Services provided to the Company and our subsidiaries by Deloitte for the year ended December 31, 2021 are described below and under “Audit Committee Report.” Fees and Services The following table summarizes the aggregate fees for professional audit services and other services billed by Deloitte for the years ended December 31, 2020 and 2021: Our Board Unanimously Recommends That You Vote “FOR” Proposal Two. The Audit Committee approved all services provided by Deloitte. Services 2020 2021 Audit Fees $395,282(1) $1,817,139(1) Audit-Related Fees $13,150(2) $17,000(2) Tax Fees $649,196(3) $1,030,571(3) All Other Fees $1,895(4) $3,790(4) (1) Includes the fees the annual audits, quarterly reviews, registration statements, Business Combination filings, and other filings related to the Company’s consolidated financial statements and audits and reviews of the Company’s subsidiaries required for regulatory or contractual reporting purposes, including billings for out of pocket expenses incurred. (2) Includes the fees for audit related services advice regarding additional attest specialization outside the scope of the audit. (3) Includes the tax fees billed for tax compliance, tax services related to the Business Combination, and tax consulting. Tax services provided related to compliance, the Business Combination, and consulting were $352,814, $0, and $296,383, respectively in 2020 and $293,613, $525,870, and $254,184, respectively in 2021. (4) Includes any additional fees billed for advisory services that are not included in the above categories including accounting research tools. In considering the nature of the services provided by Deloitte, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with Deloitte and our management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants. The “Tax Fees” category represents fees related to tax compliance, tax consultation services for the Business Combination, and tax consulting. The Audit Committee carefully reviewed these non-audit, tax-related services provided by Deloitte and concluded that Deloitte’s expertise on these matters and familiarity therewith would provide significant advantages to the Company for this important work notwithstanding its appointment as the Company’s independent registered public accounting firm. Deloitte TABLE OF CONTENTS 42 2022 Proxy Statement followed its own internal process of detailed review before it concluded that providing these non-audit, tax-related services to the Company did not impair its independence, both at the outset and conclusion of each service. Given Deloitte’s expertise and familiarity with the Company, the Audit Committee acted in the best interests of the Company and our stockholders in pre- approving these engagements. The Audit Committee has adopted a policy that requires advance approval of all audit services as well as non-audit services to the extent required by the Exchange Act and the Sarbanes-Oxley Act of 2002. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee approved all services provided by Deloitte. Representatives of Deloitte are expected to be present at the Annual Meeting. Ratification of the appointment of Deloitte requires affirmative votes from the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. If our stockholders do not ratify the appointment of Deloitte, the Audit Committee will reconsider the appointment and may affirm the appointment or retain another independent accounting firm. Even if the appointment is ratified, the Audit Committee may in the future replace Deloitte as our independent registered public accounting firm if it is determined that it is in our best interests to do so. Recommendation The Audit Committee and the Board of Directors recommends that you vote “FOR” the ratification of the appointment of Deloitte as our independent registered public accounting firm for the year ending December 31, 2022. TABLE OF CONTENTS PROPOSAL TWO 2022 Proxy Statement 43

Audit Committee Report Respectfully submitted by: Laurie Harris (Chair), Bill Swanson, Rob Kauffman, and Mike Angelina Responsibilities As provided in the charter, the Audit Committee’s oversight responsibilities include monitoring the integrity of our financial statements (including reviewing financial information, the systems of internal controls, the audit process, and the independence and performance of our internal audit function and independent registered public accounting firm) and our compliance with legal and regulatory requirements. However, management has the primary responsibility for the financial statements and the reporting process, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee: • reviewed and discussed the audited financial statements for the year ended December 31, 2021, with our management; • discussed with the independent registered public accounting firm, Deloitte, the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301 (Communications with Audit Committees); and • received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte’s communications with the audit committee concerning independence, and has discussed with Deloitte its independence. Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021. The Audit Committee oversees our financial reporting process on behalf of the Board. The Audit Committee is composed of four independent directors (as defined by the NYSE Listing Standards) whom are all designated as Audit Committee Financial Experts. AUDIT COMMITTEE REPORT TABLE OF CONTENTS 44 2022 Proxy Statement

Environmental, Social, & Governance Our Strategy for Driving Impact We are driven by our belief that business should be a force for both growth and good. At Hagerty, we have identified Impact as a strategic business pillar to drive business value. Our Impact strategy addresses the environmental, social, and governance ("ESG") issues we are positioned to influence in our role as a growing global automotive enthusiast brand and the world’s largest membership organization for car lovers. We want to lead the industry with ideas that drive positive impact for our teams, our members, and the communities in which we live and work. Doing so is essential to delivering on our purpose to save driving and car culture for future generations. We manage our Impact strategy as we do every business driver: with diligence, passion, innovative thinking, a long-term view, and an honest assessment of how we can improve. Amplifying our Impact enables us to maximize our growth opportunities, minimize our risks, and drive value for our stakeholders—which includes the more than 1,700 Hagerty team members and 2.4 million Hagerty members worldwide, the global community of car lovers, our strategic partners, our stockholders, and the planet at large. Driving positive change through visionary leadership has always been in Hagerty’s DNA. We have a long history of Impact that includes: nurturing a purpose-driven and highly-engaged culture of belonging where all are welcome and included; investing in philanthropic efforts that empower our people to make an impact; protecting the planet and spurring development in our communities; and establishing the Hagerty Drivers Foundation as a 501(c)(3) private foundation to fuel our purpose to save driving and car culture. We are building on our 37-year history of strong corporate governance to ensure we operate with the highest regard to ethics, transparency, and accountability via: 22% Female Representation New Adoptions Ongoing Assessment Structural Enhancements Formation of a highly qualified public board with diverse and strategically relevant experience, an independent lead director, 22% female representation, and ESG oversight assigned to the Nominating and Governance Committee. Adoption of our Code of Conduct and Governance Guidelines that holds directors, officers, and all Hagerty team members to high ethical standards and legal compliance requirements. Ongoing assessment and investment in standard practices and systems for privacy and data security. Enhancements to the structure of our compliance and risk program. TABLE OF CONTENTS 2022 Proxy Statement 45

Introducing More Rigor to Drive Business Value In 2021 and early 2022 we made tremendous progress introducing more formality, rigor, and processes to our Impact program. Notably, we have: • Identified Impact as a strategic business pillar alongside Insurance, Membership, Media + Entertainment, Marketplace, and Digital Labs; • Formed a cross-functional Impact Taskforce with representation from across the business; • Completed our first materiality assessment in partnership with an independent third-party expert to gain an unfiltered view of the ESG topics that matter most to our stakeholders and present the greatest risk and opportunity for our business; • Implemented a series of cross-functional Impact strategy workshops to systematically tackle priority ESG related challenges; develop new actionable Impact strategies; and identify the critical tools, processes, and resources needed to quantify and measure our Impact; and • Established reporting and oversight responsibilities for our Impact strategy at the executive and board level. Our Commitment Going Forward Looking ahead, with our Board and Impact Taskforce as our guide, we will leverage the findings of our materiality assessment and ongoing strategy work to further amplify our Impact. Our priorities for 2022 and beyond include: • Refining our Impact strategy to ensure we are focused on the issues that drive the greatest business value such as furthering diversity within our walls and car culture at large, developing an environmental strategy, and continuing to enhance how we govern and operate our business; • Defining and executing on our highest priority initiatives in support of our Impact strategy; • Assessing and acting on new and existing systems and processes for collecting and reporting Impact data; • Setting and publishing measurable, actionable, and strategic long-term Impact targets; • Being transparent about our progress through enhanced communications; • Expanding our disclosures on key ESG issues in accordance with select reporting frameworks; and • Preparing to publish our inaugural Impact report. OUR ESG STRATEGY TABLE OF CONTENTS 46 2022 Proxy Statement

Additional Information We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly, and current reports and other information with the SEC. This information can be inspected and copied at the Public Reference Room at the SEC’s office at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We are an electronic filer, and the SEC maintains an internet site at www.sec.gov that contains the reports and other information we file electronically. Our website address is investors.hagerty.com. Please note that our website address is provided as an inactive textual reference only. We make available free of charge, through our website, our annual report on Form 10-K, as amended, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information provided on or accessible through our website is not part of this Proxy Statement. Availability of SEC Filings, Code of Conduct, and Committee Charters Copies of our reports on Forms 10-K, 10-Q, 8-K, all amendments to those reports filed with the SEC, our Code of Conduct, Governance Guidelines, the charters of the Audit Committee, Compensation Committee, and Nominating and Governance Committee, and any reports of beneficial ownership of our common stock filed by executive officers, directors and beneficial owners of more than 10% of our outstanding common stock are posted on and may be obtained through our website, investor.hagerty.com. Copies of our Form 10-K and this Proxy Statement may be requested in print, at no cost, by email at investor@hagerty.com or by mail to Hagerty, Inc., 121 Drivers Edge, Traverse City, MI 49684, Attention: Investor Relations. Other Matters We are not aware of any matters other than those discussed in the foregoing materials contemplated for action at the Annual Meeting. The persons named in the Proxy Card will vote in accordance with the recommendation of the Board on any other matters incidental to the conduct of, or otherwise properly brought before, the Annual Meeting. The Proxy Card contains discretionary authority for them to do so. Incorporation by Reference The “Audit Committee Report” included in this Proxy Statement shall not be deemed soliciting material or filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate such information by reference. In addition, this document includes website addresses, which are intended to provide inactive, textual references only. The information on these websites is not part of this document. Transfer Agent and Registrar The registrar and transfer agent for Hagerty's common stock and the warrant agent for our warrants is Continental Stock Transfer & Trust Company. Hagerty has agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent against all liabilities including judgments, costs, and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct, or bad faith of the indemnified person or entity. TABLE OF CONTENTS 2022 Proxy Statement 47

Delivery of Documents to Stockholders Pursuant to the rules of the SEC, Hagerty and servicers that we employ to deliver communications to our stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of this Proxy Statement. Upon written or oral request, we will deliver a separate copy of this Proxy Statement to any stockholder at a shared address to which a single copy of this Proxy Statement was delivered and who wishes to receive separate copies in the future. Stockholders receiving multiple copies of this Proxy Statement may likewise request delivery of single copies of this Proxy Statement in the future. Stockholders may notify us of their requests by calling or writing us at our principal executive offices at (800) 922-4050 or 121 Drivers Edge, Traverse City, MI 49684. Cost of Proxy Solicitation Hagerty is paying the expenses of this solicitation. Hagerty will also make arrangements with brokerage houses and other custodians, nominees, and fiduciaries to forward proxy materials to beneficial owners of stock held as of the Record Date by such persons, and Hagerty will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such proxy materials. In addition to solicitation by mail, directors, officers, and other employees of Hagerty may solicit proxies in person or by telephone, facsimile, email, or other similar means. ADDITIONAL INFORMATION TABLE OF CONTENTS 48 2022 Proxy Statement